SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 1997

                    FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)


Delaware                 0-9099              59-1670533
(State or other          (Commission         (IRS Employer
jurisdiction or          File Number)        Identification No.)
incorporation)

1750 South Kings Highway
Fort Pierce, Florida                                   34945-3099
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (407) 464-7500

                          Not Applicable
                  (Former name or former address
                  if changed since last report.)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

     Exhibit 3.1, 4.1 -- Certificate of Designation of Series E 8% Cumulative Convertible Preferred Stock ("Series E Preferred
     Stock").

     Exhibit 4.2 -- Form of Regulation S Subscription Agreement with respect to the Series E Preferred Stock.

Item 9.   Sale of Equity Securities Pursuant to Regulation S.

     (a)  Securities Sold.    On April 4, 1997, the Registrant
          issued 2,000 shares of its Series E Preferred Stock, $.10 par value, at a price per share of $1,000.

     (b) Underwriters and Other Purchasers. The Registrant did not engage an underwriter in connection the issuance of the Series E Preferred Stock. A non-U.S. Person, (as such term is defined in Regulation S ("Regulation S") under the Securities Act of 1933, as amended ("Securities Act")), purchased 200 shares of the Series E Preferred Stock. A second non-U.S. Person purchased 1,800 shares of the Series E Preferred Stock. Both purchasers were "accredited investors" as defined in Rule 501(a) in Regulation D under the Securities Act.

     (c) Consideration. The Registrant issued the Series E Preferred Stock for cash consideration. The Registrant is obligated to pay NWT Interfin, Ltd. a finders fee in the amount of $100,000, plus five-year warrants to purchase 13,333 shares of the Registrant's common stock ("Common Stock"), with an exercise price equal to $5.6375.

     (d)  Exemption from Registration Claimed.    The Series E
          Preferred Stock was issued in accordance with the provisions of Regulation S in an Offshore Transaction to non-U.S. Persons.

     (e)  Terms of Conversion or Exercise.

               (i)  The Certificate of Designations, Voting
                    Powers, Preferences, Limitations,
                    Restrictions, and Relative Rights of the Series E Preferred Stock (the "Series E Certificate of Designation") provides that the shares of Series E Preferred Stock are convertible into shares of Common Stock. Each holder of shares of Series E Preferred Stock has the right at any time and from time to time, at its option, to convert (i) 25% of such shares into fully paid and non-assessable shares of Common Stock, as determined in accordance with the Conversion Rate (as described in paragraph (iv) below), 120 days from April 4, 1997; (ii) an additional 25% (50% cumulatively) of such shares into fully paid and non-assessable shares of Common Stock, as determined in accordance with the Conversion Rate, 150 days from April 4, 1997;
                    (iii) an additional 25% (75% cumulatively) of such shares into fully paid and non-assessable shares of Common Stock, as determined in accordance with the Conversion Rate, 180 days from April 4, 1997; and (iv) an additional 25% (100% cumulatively) of such shares into fully paid and non-assessable shares of Common Stock, as determined in accordance with the Conversion Rate, 210 days from April 4, 1997.

               (ii) All shares of Series E Preferred Stock shall
                    automatically be converted into shares of Common Stock at the Conversion Rate on April
                    4, 1999.

              (iii) If, after April 4, 1998, the twenty (20) day
                    average closing bid price of Registrant's
                    Common Stock is less than or equal to $7.50 per share, the Registrant has the right, for a period of ten (10) days following April 4, 1998, to redeem all, but not part, of the outstanding shares of Series E Preferred Stock. The redemption price will equal $1,150 per share, plus accrued dividends.

               (iv) The number of shares of Common Stock issuable
                    upon conversion of each share of Series E
                    Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) accrued and unpaid dividends on such share, if any, divided by (ii) the Conversion Price. The Stated Value shall equal $1,000 (as adjusted for any stock dividends, combinations or splits with respect to such shares). The "Conversion Price" shall be equal to the lesser of (i) $7.50 and (ii) eighty percent (80%) of the average of the Closing Bid Price (as hereinafter defined) for the five trading days immediately preceding the day of conversion of the Series E Preferred Stock. The "Closing Bid Price" shall mean the closing bid price of the Registrant's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

          The discussion at this Item 701(e) is qualified in its entirety by reference to the Series E Certificate of Designation and the form of Regulation S Subscription Agreement attached to this Form 8-K as exhibits.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         FLORIDA GAMING CORPORATION

                         By: /s/ Timothy L. Hensley
                              Timothy L. Hensley
                         Executive Vice President,
                         Treasurer And Chief Financial Officer

                         Date: April 8, 1997